Exhibit 23.2


                  [THOMPSON, GREENSPON & CO., P.C. LETTERHEAD]



                        INDEPENDENT ACCOUNTANTS' CONSENT




To the Board of Directors
Millennium Bankshares Corporation


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.



                                        /s/ Thompson, Greenspon & Co., P.C.



Fairfax, Virginia
January 2, 2002